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EXHIBIT 99.01

TRANSACTION SYSTEMS ARCHITECTS, INC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995

CERTAIN CAUTIONARY STATEMENTS AND RISK FACTORS

    Transaction Systems Architects, Inc. and its subsidiaries (collectively, the Company) or their representatives from time to time may make or may have made certain forward-looking statements, whether orally or in writing, including without limitation, any such statements made or to be made in the Management's Discussion and Analysis contained in its various SEC filings or orally in conferences or teleconferences. The Company wishes to ensure that such statements are accompanied by meaningful cautionary statements, so as to ensure to the fullest extent possible the protections of the safe harbor established in the Private Securities Litigation Reform Act of 1995.

    ACCORDINGLY, THE FORWARD-LOOKING STATEMENTS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO AND ARE ACCOMPANIED BY THE FOLLOWING MEANINGFUL CAUTIONARY STATEMENTS IDENTIFYING CERTAIN IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS.

    This list of factors is likely not exhaustive. The Company operates in a rapidly changing and evolving business involving electronic commerce and payments, and new risk factors will likely emerge. Management cannot predict all of the important risk factors, nor can it assess the impact, if any, of such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those in any forward-looking statements.

    ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT FORWARD-LOOKING STATEMENTS WILL BE ACCURATE INDICATORS OF FUTURE ACTUAL RESULTS AND IT IS LIKELY THAT ACTUAL RESULTS WILL DIFFER FROM RESULTS PROJECTED IN FORWARD-LOOKING STATEMENTS. SUCH DIFFERENCES MAY BE MATERIAL.

TSA is dependent on its BASE24 products

    TSA has derived a substantial majority of its total revenues from licensing its BASE24 family of software products and providing services and maintenance related to those products. The BASE24 products and related services and maintenance are expected to provide the majority of TSA's revenues in the foreseeable future. TSA's results will depend upon continued market acceptance of its BASE24 products and related services as well as TSA's ability to continue to adapt and modify them to meet the changing needs of its customers. Any reduction in demand for, or increase in competition with respect to, BASE24 products would have a material adverse effect on TSA's financial condition and results of operations.

TSA is subject to risks of conducting international operations

    TSA has derived a majority of its total revenues from sales to customers outside the United States. International operations generally are subject to certain risks, including:

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  difficulties in staffing and management,

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  reliance on independent distributors,

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  fluctuations in foreign currency exchange rates,

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  compliance with foreign regulatory requirements,

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  variability of foreign economic conditions, and

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  changing restrictions imposed by U.S. export laws.

There can be no assurance that TSA will be able to manage the risks related to selling its products and services in international markets.

TSA is dependent on the banking industry

    TSA's business is concentrated in the banking industry, making TSA susceptible to a downturn in that industry. For example, a decrease in bank spending for software and related services could result in a smaller overall market for electronic payment software. Furthermore, banks are continuing to consolidate, decreasing the overall potential number of buyers for TSA's products and services. These factors as well as others negatively affecting the banking industry could have a material adverse effect on TSA's financial condition and results of operations.

TSA's future results depend on the success of Compaq Computer Corporation (Compaq) and TSA's relationship with Compaq

    Historically, TSA has derived a substantial portion of its total revenues from the licensing of software products that operate on Compaq computers. TSA's BASE24 product line as well as TSA's CoACH, MoneyNet and ICE products run exclusively on Compaq computers. The BASE24 product line is expected to provide a majority of TSA's revenues in the foreseeable future. TSA's future results depend on market acceptance of Compaq computers and the financial success of Compaq. Any reduction in demand for these computers or in Compaq's ability to deliver products on a timely basis could have a material adverse effect on TSA's financial condition and results of operations.

    Although TSA has several written agreements with Compaq, none of those agreements governs the primary relationship between TSA and Compaq, which is that TSA's major product line, BASE24, runs exclusively on Compaq computers. The cooperation and past affiliation between TSA and Compaq have facilitated TSA's ability to develop and market Compaq-compatible products. However, this cooperation is not mandated by contract. The cessation of such cooperation would adversely affect TSA's business. None of TSA's agreements with Compaq would protect TSA if Compaq's cooperation ceased or if Compaq were unable to deliver products on a timely basis. The written agreements cover such discrete matters as funding of market development efforts.

Implementation of the Corporate Strategy to Focus on Consumer e-Payments business may not be successful

    TSA has announced a corporate strategy to focus on its Consumer e-Payments business and to consider and implement alternatives for its Electronic Business Infrastructure, Corporate Banking e-Payments and Health Payments Systems businesses ("Other Businesses"). The decision of TSA to implement any aspect of its corporate strategy and the feasibility of implementing the strategy is subject to numerous factors, including market conditions and perceptions, demand for the Other Businesses by potential investors or potential acquirers, personnel, tax, business, general economic conditions, viability of the Other Businesses as stand alone operations, and other factors that could affect TSA's decisions and ability to separate businesses, to divest, raise capital, or implement other alternatives for such businesses, and to implement other aspects of TSA's corporate strategy. There can be no assurance that TSA will implement any aspect of the corporate strategy or that if implemented the strategy will be successful.

The Post Year 2000 business downturn may continue

    During the first quarter of fiscal 2000, TSA's large bank and merchant customers and potential new customers, in effect, locked down their systems in preparation for the Year 2000. This Year 2000 lock-down has had a negative impact on TSA's software license fee and services revenue due to the less than expected demand by TSA's customers and potential new customers to upgrade and enhance their current systems. In addition, since the Year 2000 cutover, TSA has found its customers increasingly scrutinizing their information technology purchases which has led to further delays in software and services purchases as compared to the activity in prior periods. The Year 2000 lock-down has interrupted TSA's normal sales cycle and therefore is likely to have a negative impact on the company's revenue and net income beyond fiscal 2000. TSA also believes customer demand for system upgrades and enhancements will be slow to return to normal growth levels, as many of the company's customers upgraded and enhanced their systems prior to the Year 2000. There can be no assurance that TSA's growth rates will return to historical levels.

Changes in Accounting Standards Could Affect the Calculation of Revenues and Operating Results

    Additional revenue recognition standards, interpretations or guidance regarding existing standards could be issued in the future. These interpretations and additional standards and guidance could lead to unanticipated changes in TSA's current revenue recognition policies which could affect the timing of the recognition of revenue and cause fluctuations in operating results. Statement of Position 97-2, "Software Recognition" ("SOP 97-2") was issued in October 1997 by the American Institute of Certified Public Accountants. TSA was required to adopt SOP 97-2 beginning in fiscal 1999. As a result of adopting SOP 97-2, TSA was required to change its revenue recognition policy. Under the revised policy, for certain software license contracts with fixed payment terms that extent beyond 12 months, software license fees are recognized upon delivery of the software. Prior to the adoption of SOP 97-2, these software license fees were recognized as the fees were billed and collected.

TSA may not be able to attract and retain key personnel

    TSA's success depends on certain of its executive officers, the loss of one or more of whom could have a material adverse effect on TSA's financial condition and results of operations. None of TSA's U.S.-based executive officers is a party to an employment agreement, except for the Company's Chief Executive Officer. TSA believes that its future success also depends on its ability to attract and retain highly-skilled technical, managerial and marketing personnel, including, in particular, personnel in the areas of research and development and technical support. Competition for personnel is intense. There can be no assurance that TSA will be successful in attracting and retaining the personnel it requires.

The market for electronic payment software and services is highly competitive

    Many applications software vendors offer products that are directly competitive with BASE24 and other products of TSA. TSA also experiences competition from software developed internally by potential customers and experiences competition for its consulting services from professional services organizations. In addition, processing companies provide services similar to those made possible by TSA's products. Many of TSA's current and potential competitors have significantly greater financial, marketing, technical and other competitive resources than TSA. Current and potential competitors, including providers of transaction-based software, processing, or professional services, may establish cooperative relationships with one another or with third parties to compete more effectively against TSA. It is also possible that new competitors may emerge and acquire market share. In either case, TSA's financial condition and results of operations could be adversely affected. TSA's future success depends on its ability to timely develop and market product enhancements and new products.

    The market for software in general is characterized by rapid change in computer hardware and software technology and is highly competitive with respect to the need for timely product innovation and new product introductions. TSA believes that its future success depends upon its ability to enhance its current applications and develop new products that address the increasingly complex needs of customers. In particular, TSA believes that it must continue to respond quickly to users' needs for additional functionality and multi-platform support. The introduction and marketing of new or enhanced products requires TSA to manage the transition from current products in order to minimize disruption in customer purchasing patterns. There can be no assurance that TSA will continue to be successful in the timely development and marketing of product enhancements or new products that respond to technological advances, that its new products will adequately address the changing needs of the domestic and international markets or that it will successfully manage the transition from current products.

    TSA is continually developing new products, product versions and individual features within a large, complex software system. Development projects can be lengthy and are subject to changing requirements, programming difficulties and unforeseen factors which can result in delays in the introduction of new products and features. Delays could have a material adverse effect on TSA's financial condition and results of operations.

    In addition, new products, versions or features, when first released by TSA, may contain undetected errors that, despite testing by TSA, are discovered only after a product has been installed and used by customers. To date, undetected errors have not caused significant delays in product introduction and installation or required substantial design modifications. However, there can be no assurance that TSA will avoid problems of this type in the future.

    A majority of TSA's license fee revenue is generated by licenses for software products designed to run on Compaq's fault-tolerant mainframe computers. TSA has developed, and continues to develop, certain products for other platforms. However, revenues from these products have not been significant to date. There can be no assurance that TSA will be successful in selling these software products or other products under development. TSA's failure in this regard could have a material adverse effect on its financial condition and results of operations.

TSA is dependent on proprietary technology

    TSA relies on a combination of trade secret and copyright laws, nondisclosure and other contractual and technical measures to protect its proprietary rights in its products. There can be no assurance that these provisions will be adequate to protect its proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Although TSA believes that its intellectual property rights do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against TSA.

Fluctuations in quarterly operating results may result in volatility in TSA's stock price

    TSA's quarterly revenues and operating results may fluctuate depending on the timing of executed contracts, license upgrades and the delivery of contracted business during the quarter. In addition, quarterly operating results may fluctuate due to the extent of commissions associated with third party product sales, timing of TSA's hiring of additional staff, new product development and other expenses. No assurance can be given that operating results will not vary due to these factors.

Customers may cancel contracts

    TSA derives a substantial portion of its total revenues from maintenance fees and monthly software license fees pursuant to contracts which the customer has the right to cancel. A substantial number of cancellations of these maintenance or monthly license fee contracts would have a material adverse effect on TSA's financial condition and results of operations.

TSA's stock price may be volatile

    The stock market has from time to time experienced extreme price and volume fluctuations, particularly in the high technology sector, which have often been unrelated to the operating performance of particular companies. Any announcement with respect to any variance in revenue or earnings from levels generally expected by securities analysts for a given period could have an immediate and significant effect on the trading price of the Class A Common Stock. In addition, factors such as announcements of technological innovations or new products by TSA, its competitors or other third parties, as well as changing market conditions in the computer software or hardware industries, may have a significant impact on the market price of the Class A Common Stock.

TSA's charter contains provisions that may affect changes in control

    TSA's Certificate of Incorporation contains provisions that may discourage acquisition bids for TSA. The effect of such provisions may be to limit the price that investors might be willing to pay in the future for shares of the Class A Common Stock.

TSA's acquisition strategy involves numerous risks and challenges

    TSA has expanded and will seek to continue to expand its operations through the acquisition of additional businesses that complement it's core skills and have the potential to increase it's overall value. TSA's future growth may depend, in part, upon the continued success of its acquisition strategy. TSA may not be able to successfully identify and acquire, on favorable terms, compatible businesses. Acquisitions involve many risks, which could have a material adverse effect on TSA's business, financial condition and results of operations, including:

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  Acquired businesses may not achieve anticipated revenues, earnings or cash flow;

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  Integration of acquired businesses and technologies may not be successful and TSA may not realize anticipated economic, operational and other benefits in a timely manner, particularly if TSA acquires a business in a market in which TSA has limited or no current expertise or with a corporate culture different from TSA's;

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  Potential dilutive effect on TSA's stockholders from continued issuance of Common Stock as consideration for acquisitions;

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  Adverse effect on net income of amortization expense related to goodwill and other intangible assets and other acquisition-related charges, costs and expenses on net income;

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  Competing with other companies, many of which have greater financial and other resources to acquire attractive companies makes it more difficult to acquire suitable companies on acceptable terms; and

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  Disruption of TSA's existing business, distraction of management and other resources and difficulty in maintaining TSA's current business standards, controls and procedures.

The acquisition of MessagingDirect Ltd. involves risks and the related strategies may not be successful.

    TSA's objectives and strategies relating to the acquisition of MessagingDirect are subject to numerous risks, including the following: (i) the acquisition is subject to a number of conditions to closing which may not be satisfied, (ii) MessagingDirect is in a highly competitive industry and TSA and MessagingDirect may not be successful against more established competitors, (iii) MessagingDirect is a relatively new company and does not have a significant market presence, revenues, or widespread acceptance of its products, (iv) MessagingDirect's products have not yet been tested by significant and prolonged use in the marketplace, (v) MessagingDirect has not been profitable to date and may not become profitable, (vi) with rapid developments in technology and of competitive products and technologies, MessagingDirect's products may become obsolete before achieving significant revenues and the entire Electronic Statement Presentment ("EBP") and Electronic Bill Presentment and Payment ("EBPP") markets may not achieve the predicted growth rates, (vii) TSA will incur significant expenses and devote significant management time and other resources in assimilating and integrating MessagingDirect which could have a material adverse effect on TSA's operations and financial results, (viii) MessagingDirect's products, personnel, and operations may be difficult to combine with those of TSA, (ix) the issuance of TSA's shares in the acquisition will have a dilutive impact on earnings per share, and amortization of intangible assets will have an adverse effect on earnings, and (x) TSA may incur undisclosed liabilities with respect to MessagingDirect. The strategies and synergies which are the objects of the acquisition depend on numerous factors including acceptance of MessagingDirect's products by TSA's existing customer base and the rapid growth of the ESP and EBPP markets for MessagingDirect's products and there can be no assurance that these factors will materialize, that TSA will implement any aspects of the strategies, or that if implemented the strategies will be successful or the synergies achieved.

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CERTAIN CAUTIONARY STATEMENTS AND RISK FACTORS